Exhibit 99.1

FOR IMMEDIATE RELEASE

Northwest Airlines Reports Third Quarter 2005 Results

EAGAN, MINN.  — (October 27, 2005) — Northwest Airlines Corporation (OTC: NWACQ), the parent of Northwest Airlines, today reported a third quarter net loss of $475 million or $5.45 per common share.  This compares to the third quarter of 2004 when the airline reported a net loss of $46 million or $0.54 per common share.

Excluding $82 million in pension curtailment charges and $159 million in reorganization items in connection with the company’s bankruptcy proceedings, the third quarter net loss was $234 million or $2.69 per common share.

“Our third quarter results clearly demonstrate the need for Northwest to restructure expeditiously.  We now are focusing on achieving a competitive labor and non-labor cost structure, strengthening our balance sheet, achieving market-level lease rates on our aircraft, developing a more efficient business model and returning to profitability,” said Doug Steenland, president and chief executive officer. “Realizing these goals will result in $2.5 billion in overall profit improvement.”

Steenland continued, “We are working hard to transform Northwest Airlines into a network carrier with competitive costs that will enable it to be profitable and compete effectively against all airlines for the long term.”

“While all employees will contribute to our cost savings requirements, other stakeholders will be required to shoulder their fair share of the necessary burden in order for the airline to restructure successfully.”

 Financial Results

Operating revenues in the third quarter increased by 10.7% versus the third quarter of 2004 to $3.38 billion.  Passenger revenue per available seat mile increased by 6.5% on 1.5% more available seat miles.

Operating expenses in the quarter, excluding unusual items, increased 16.5% versus a year ago to $3.46 billion.  Unit costs, excluding fuel and unusual items, were 3.3% higher.  Fuel prices averaged 184.5 cents per gallon, excluding taxes, up 48.3% versus the third quarter of 2004.

Neal Cohen, executive vice president and chief financial officer, said, “The Chapter 11 process is allowing us to address our cost issues.  In addition to achieving the required labor and non-labor cost savings, the airline must restructure its balance sheet and reshape its fleet in order to return to sustained profitability.”

Northwest’s quarter-end unrestricted cash balance was $1.6 billion.

Other

Commenting on Northwest’s reorganization progress, Steenland said, “We are in intensified negotiations with union leaders in order to reach consensual agreements that reduce labor costs by $1.4 billion annually.  We remain open to exploring various options to attain the needed labor cost savings, but we need to resolve the issue quickly.  Reluctantly, if we fail to reach agreements, we will be forced to ask the bankruptcy court to reject the existing labor agreements.”

As reported in previous quarters, an issue that continues to affect Northwest is the heavy burden of taxation.  “Our ability to restructure quickly and return to profitability is hampered by the level of taxes and fees that we must impose on our customers’ tickets.  Northwest Airlines paid $330 million in transportation taxes and fees during the third quarter to various government entities.  We urge federal officials to minimize ticket taxes on an industry that continues to have a greater tax burden than alcohol and tobacco,” Steenland concluded.

Forward-looking Statements

Statements in this news release that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements.  Such risks and uncertainties include, among others, the future level of air travel demand, the company’s future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U.S. and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS) and other influenza or contagious illnesses, labor negotiations both at other carriers and the company, low fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation and inflation. Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2004.  We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Northwest Airlines is the world’s fourth largest airline with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,400 daily departures.  Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks.  Northwest and its travel partners serve more than 900 cities in excess of 160 countries on six continents.

# # #

NOTE TO EDITORS: A table of Selected Financial and Statistical Data is attached to this release.  For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331 or to Northwest’s Web site at www.nwa.com.

NORTHWEST AIRLINES CORPORATION AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30		Percent		September 30		Percent
	2005	2004	Change		2005	2004	Change
OPERATING REVENUES
Passenger	$2,482	$2,297	8.1		$6,864	$6,440	6.6
Regional carrier revenues	360	304	18.4		980	795	23.3
Cargo	250	211	18.5		695	587	18.4
Other	286	240	19.2		832	704	18.2
Total operating revenues	3,378	3,052	10.7		9,371	8,526	9.9

OPERATING EXPENSES
Salaries, wages and benefits	918	952	(3.6)		2,851	2,853	(0.1)
Aircraft fuel and taxes	893	605	47.6		2,313	1,554	48.8
Selling and marketing	206	209	(1.4)		634	588	7.8
Other rentals and landing fees	158	154	2.6		482	449	7.3
Aircraft maintenance materials and repairs	208	121	71.9		501	341	46.9
Depreciation and amortization	133	126	5.6		405	400	1.3
Aircraft rentals	102	109	(6.4)		310	338	(8.3)
Regional carrier expenses	414	322	28.6		1,162	866	34.2
Other	431	375	14.9		1,241	1,114	11.4
Curtailment charges (a)	82	—	n/m		82	—	n/m
Aircraft and aircraft related write-downs (b)	—	—	n/m		48	104	(53.8)
Total operating expenses	3,545	2,973	19.2		10,029	8,607	16.5

OPERATING INCOME (LOSS)	(167)	79	n/m		(658)	(81)	n/m
Operating margin	(4.9)%	2.6%	(7.5	)pts.	(7.0)%	(1.0)%	(6.0	)pts.

OTHER INCOME (EXPENSE)
Interest expense, net	(159)	(133)	(19.5)		(469)	(390)	(20.3)
Investment income	22	14	57.1		60	40	50.0
Foreign currency gain (loss)	—	(4)	100.0		(7)	(8)	12.5
Other unusual items (c)	—	—	n/m		84	—	n/m
Other	(5)	6	n/m		—	3	(100.0)
Total other income (expense)	(142)	(117)	(21.4)		(332)	(355)	6.5

INCOME (LOSS) BEFORE REORGANIZATION ITEMS AND INCOME TAXES	(309)	(38)	n/m		(990)	(436)	n/m

Reorganization items, net (d)	(159)	—	n/m		(159)	—	n/m

INCOME (LOSS) BEFORE INCOME TAXES	(468)	(38)	n/m		(1,149)	(436)	n/m

Income tax expense (benefit)	1	—			6	—

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(469)	(38)			(1,155)	(436)

Cumulative effect of change in accounting principle (e)	—	—			(69)	—

NET INCOME (LOSS)	(469)	(38)			(1,224)	(436)

Preferred stock requirements	(6)	(8)			(22)	(22)

NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$(475)	$(46)			$(1,246)	$(458)

Earnings (Loss) per common share:
Basic and Diluted
Before cumulative effect of accounting change	$(5.45)	$(0.54)			$(13.54)	$(5.31)
Cumulative effect of accounting change	—	—			(0.79)	—
	$(5.45)	$(0.54)			$(14.33)	$(5.31)

Average shares used in computation:
Basic and Diluted	87	87			87	86

See accompanying notes.

NORTHWEST AIRLINES CORPORATION AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

CONSOLIDATED NOTES:

(Unaudited)

(a)        During the quarter ended September 30, 2005, the Company recorded pension curtailment charges in the amount of $82 million.

(b)        During the quarter ended June 30, 2005, the Company recorded aircraft and aircraft related write-downs of $48 million on 9 owned and 2 leased aircraft across multiple aircraft fleets.  During the quarter ended June 30, 2004, the Company recorded aircraft and aircraft related write-downs of $104 million on certain Boeing 747-200 aircraft.

(c)        During the quarter ended June 30, 2005, the Company sold approximately 1.5 million shares of Prudential Financial, Inc. common stock, which was distributed to Northwest in connection with Prudential’s demutualization.  Proceeds of the sale resulted in a $102 million gain.

On February 1, 2005, the Company agreed to sell the Pinnacle Airlines note to Pinnacle Airlines Corp.  The outstanding balance on the note at the time of the sale was $120 million, and the purchase price was $102 million, inclusive of accrued interest.  As a result of the sale of this note, the Company recognized a loss of $18 million.

(d)        In connection with its bankruptcy proceedings, the Company recorded the following reorganization items:

	Three Months Ended September 30		Nine Months Ended September 30
(in millions)	2005	2004	2005	2004
Debt and lease valuation adjustments	$(144)	$—	$(144)	$—
Aircraft rejection charges	(13)	—	(13)	—
Professional fees	(1)	—	(1)	—
Contract rejection charges	(1)	—	(1)	—
	$(159)	$—	$(159)	$—

(e)        During the quarter ended June 30, 2005, the Company changed its method of recognizing certain pension plan administrative expenses associated with the Company’s defined benefit plans and now includes them as a service cost component of net periodic pension cost.  The cumulative effect of applying this change to net periodic pension expense in prior years is $69 million, which has been retroactively recorded as of January 1, 2005.

OPERATING STATISTICS (1)

(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30				Percent		September 30				Percent
	2005		2004		Change		2005		2004		Change
Scheduled Service:
Available seat miles (ASM) (millions)	24,160		23,814		1.5		70,697		68,409		3.3
Revenue passenger miles (RPM) (millions)	20,437		19,744		3.5		58,625		55,225		6.2
Passenger load factor	84.6%		82.9%		1.7	pts.	82.9%		80.7%		2.2	pts.
Revenue passengers (thousands)	14,984		14,798		1.3		43,631		41,599		4.9
Passenger revenue per RPM (yield)	12.14	¢	11.63	¢	4.4		11.71	¢	11.66	¢	0.4
Passenger revenue per ASM (RASM)	10.27	¢	9.64	¢	6.5		9.71	¢	9.41	¢	3.2

Total operating ASM (millions)	24,186		23,839		1.5		70,816		68,524		3.3
Passenger service operating expense per total ASM (2) (3)	11.82	¢	10.24	¢	15.4		11.43	¢	10.36	¢	10.3
Unusual items per total ASM	0.34	¢	0.00	¢	n/m		0.18	¢	0.15	¢	20.0
Mainline fuel expense per total ASM	3.24	¢	2.26	¢	43.4		2.88	¢	2.02	¢	42.6

Cargo ton miles (CTM) (millions)	633		579		9.3		1,791		1,697		5.5
Cargo revenue per ton mile	39.55	¢	36.45	¢	8.5		38.80	¢	34.59	¢	12.2

Fuel gallons consumed (millions)	462		459		0.7		1,348		1,322		2.0
Average fuel cost per gallon, excluding fuel taxes	184.52	¢	124.45	¢	48.3		162.75	¢	111.19	¢	46.4
Number of operating aircraft at end of period							409		436		(6.2)
Full-time equivalent employees at end of period							33,755		38,178		(11.6)

(1)   All statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”) and is comparable to statistics reported by other major network airlines.

(2)        This financial measure excludes non-passenger service expenses.  The Company believes that providing financial measures directly related to passenger service operations allows investors to evaluate and compare the Company’s core operating results to those of the industry.

(3)        Passenger service operating expense excludes the following items unrelated to passenger service operations:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in millions)	2005	2004	2005	2004
Freighter operations	$223	$150	$578	$442
MLT Inc. - net of intercompany eliminations	42	44	158	153
Regional carriers	414	322	1,162	866
Other	10	15	34	43

NORTHWEST AIRLINES CORPORATION AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

UNUSUAL AND REORGANIZATION ITEMS

(Unaudited, in millions except per share amounts)

	Three Months Ended September 30, 2005			Nine Months Ended September 30, 2005
	Income (Loss)	Earnings (Loss) per Share		Income (Loss)	Earnings (Loss) per Share
		Basic	Diluted		Basic	Diluted

Unusual and Reorganization Items:
Curtailment Charges	$(82)	$(0.94)	$(0.94)	$(82)	$(0.94)	$(0.94)
Reorganization Items	(159)	(1.82)	(1.82)	(159)	(1.83)	(1.83)
Gain on the Sale of Prudential Shares	—	—	—	102	1.17	1.17
Aircraft and aircraft related write-downs	—	—	—	(48)	(0.55)	(0.55)
Cumulative Effect of Change in Accounting Principle	—	—	—	(69)	(0.79)	(0.79)
Loss on Sale of Note to Pinnacle Airlines	—	—	—	(18)	(0.21)	(0.21)

	Three Months Ended September 30, 2004			Nine Months Ended September 30, 2004
	Income (Loss)	Earnings (Loss per Share)		Income (Loss)	Earnings (Loss per Share)
		Basic	Diluted		Basic	Diluted

Unusual Items:
Aircraft and aircraft related write-downs	$—	$—	$—	$(104)	$(1.21)	$(1.21)

PASSENGER REVENUES

(Unaudited)

The following analysis by region is based on information reported to the Department of Transportation and excludes regional carriers:

	System		Domestic		Pacific		Atlantic
Third Quarter 2005
Passenger revenues (in millions)	$2,482		$1,536		$576		$370

Increase (Decrease) from Third Quarter 2004:
Passenger revenues	8.1%		4.6%		8.5%		24.2%

Scheduled service ASMs (capacity)	1.5%		(0.4)%		(0.1)%		12.8%
Scheduled service RPMs (traffic)	3.5%		2.7%		1.0%		11.4%
Passenger load factor	1.7	pts.	2.5	pts.	0.9	pts.	(1.2	)pts.
Yield	4.4%		1.9%		7.4%		11.3%
Passenger RASM	6.5%		5.1%		8.6%		9.8%